Exhibit 2.3
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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In re:	)	Chapter 11
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INSIGHT HEALTH SERVICES	)
HOLDINGS CORP., et al.,[1]	)	Case No. 10-16564 (AJG)
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Debtors.	)	Jointly Administered
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SUPPLEMENT TO DEBTORS’ DISCLOSURE STATEMENT FOR THE
DEBTORS’ PREPACKAGED JOINT CHAPTER 11 PLAN OF REORGANIZATION

James H.M. Sprayregen, P.C.	Ryan Blaine Bennett (admitted pro hac vice)
Edward O. Sassower	Paul Wierbicki (admitted pro hac vice)
KIRKLAND & ELLIS LLP	KIRKLAND & ELLIS LLP
601 Lexington Avenue	300 North LaSalle Street
New York, New York 10022	Chicago, Illinois 60654
Telephone: (212) 446-4800	Telephone: (312) 862-2000
Facsimile: (212) 446-4900	Facsimile: (312) 862-2200
Counsel to the Debtors and Debtors in Possession
Dated: January 21, 2011

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, include: InSight Health Services Holdings Corp. (0028); InSight Health Services Corp. (2770); Comprehensive Medical Imaging Centers, Inc. (6946); Comprehensive Medical Imaging, Inc. (2473); InSight Health Corp. (8857); Maxum Health Services Corp. (5957); North Carolina Mobile Imaging I LLC (9930); North Carolina Mobile Imaging II LLC (0165); North Carolina Mobile Imaging III LLC (0251); North Carolina Mobile Imaging IV LLC (0342); North Carolina Mobile Imaging V LLC (0431); North Carolina Mobile Imaging VI LLC (0532); North Carolina Mobile Imaging VII LLC (0607); Open MRI, Inc. (1529); Orange County Regional PET Center — Irvine, LLC (0190); Parkway Imaging Center, LLC (2858); and Signal Medical Services, Inc. (2413). The location of the Debtors’ corporate headquarters and the Debtors’ service address is: 26250 Enterprise Court, Suite 100, Lake Forest, California 92630.

InSight Health Services Holdings Corp., InSight Health Services Corp., Comprehensive Medical Imaging Centers, Inc., Comprehensive Medical Imaging, Inc., InSight Health Corp., Maxum Health Services Corp., North Carolina Mobile Imaging I LLC , North Carolina Mobile Imaging II LLC, North Carolina Mobile Imaging III LLC, North Carolina Mobile Imaging IV LLC, North Carolina Mobile Imaging V LLC, North Carolina Mobile Imaging VI LLC, North Carolina Mobile Imaging VII LLC, Open MRI, Inc., Orange County Regional PET Center — Irvine, LLC, Parkway Imaging Center, LLC and Signal Medical Services, Inc. (collectively, the “Debtors”) are Filing and sending you this document (this “Disclosure Statement Supplement”) as a supplement to the Debtors’ Disclosure Statement for the Debtors’ Prepackaged Joint Chapter 11 Plan of Reorganization [Docket No. 24] (the “Disclosure Statement”) because you may be a creditor that was entitled to vote to approve the Debtors’ Prepackaged Joint Chapter 11 Plan of Reorganization [Docket No. 23] (as the same may be amended from time to time the “Plan”).2 The Debtors solicited your vote to approve the Plan before the Debtors Filed voluntary cases under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) on December 10, 2010 (the “Petition Date”).
SUPPLEMENT TO DEBTORS’ DISCLOSURE STATEMENT FOR THE
DEBTORS’ JOINT CHAPTER 11 PLAN OF REORGANIZATION
DATED JANUARY 21, 2011
INTRODUCTION
     The Debtors are Filing and sending you this Disclosure Statement Supplement because the Debtors solicited your vote on the Plan. This Disclosure Statement Supplement references and describes certain provisions of the Plan and the Disclosure Statement.
     The contents of this Disclosure Statement Supplement may not be deemed as providing any legal, financial, securities, tax or business advice. The Debtors urge each Holder of a Claim or Interest to consult with its own advisors with respect to any such legal, financial, securities, tax or business advice in reviewing the Disclosure Statement and this Disclosure Statement Supplement, the Plan and each of the proposed transactions contemplated thereby. Furthermore, the Bankruptcy Court’s approval of the adequacy of disclosure contained in the Disclosure Statement (as supplemented by this Disclosure Statement Supplement) does not constitute the Bankruptcy Court’s approval of the merits of the Plan.
     Moreover, the Disclosure Statement or this Disclosure Statement Supplement does not constitute, and may not be construed as, an admission of fact, liability, stipulation or waiver. Rather, Holders of Claims and Interests should construe the Disclosure Statement and this Disclosure Statement Supplement as a statement made in settlement negotiations related to contested matters, adversary proceedings and other pending or threatened litigation or actions.
     The Debtors have not authorized any party to give any information about or concerning the Plan other than that which is contained in the Disclosure Statement and this Disclosure Statement Supplement. The Debtors have not authorized any representations concerning the Debtors or the value of their property other than as set forth in the Disclosure Statement and this Disclosure Statement Supplement. Claimants should not rely upon any information, representations or other inducements made to obtain acceptance of the Plan that are other than, or inconsistent with, the information contained herein and in the Plan and the Disclosure Statement.
     This Disclosure Statement Supplement references and summarizes certain provisions of the Plan and the Disclosure Statement, certain other documents and certain financial information. The Debtors believe that these summaries are fair and accurate; however, you should read the Plan and the Disclosure Statement in their entirety. In the event of any inconsistency or discrepancy between a description contained in this Disclosure Statement Supplement and the terms and provisions of the Plan or the other documents to be

[2]	Unless otherwise defined in this Disclosure Statement Supplement, all capitalized terms used herein shall have the meanings ascribed to them in the Plan.

incorporated herein by reference, the Plan, or such other documents, as applicable, shall govern for all purposes.
DISCLOSURE STATEMENT SUPPLEMENT
I. THIRD PARTY RELEASE.
     This Disclosure Statement Supplement hereby supplements subsection 5 (“Third Party Release”) of section G (“Settlement, Release, Injunction and Related Provisions”) of Article IV (“The Joint Plan”) of the Disclosure Statement with the following language:
The Third Party Release provision in the Plan provides for a full discharge to the Third Party Releasees, subject to limited exceptions for claims (a) arising under the Exit Facility, (b) expressly set forth in and reinstated or preserved by the Plan, the Plan Supplement or any related documents or (c) (as provided in the Confirmation Order) arising out of fraud, gross negligence and willful misconduct.
The Third Party Release is given in exchange for the good and valuable consideration provided by the Debtor Releasees and the Third Party Releasees. The Third Party Release arises due to the unique circumstances of the Chapter 11 Cases. All of the Third Party Releasees, including the Debtors’ directors and officers and Holders of Senior Secured Notes involved in negotiating the terms of the Restructuring Support Agreement and the Plan before the Petition Date, as well as the Plan Supplement (including the Corporate Governance Documents) after the Petition Date, have supplied integral services without which the Debtors could not have proposed their Plan, including, notably, the Restructuring Support Agreement, the Plan and the materials constituting the Plan Support Agreement (many of which will be integral in governing the Reorganized Debtors). In light of the efforts of these parties, the Debtors are able to propose the Plan and seek to emerge expeditiously from chapter 11. The Third Party Releasees are responsible for assisting the Debtors throughout the reorganization process and, as such, are appropriate recipients of the Third Party Release.
Further, the Third Party Release is fully consistent with applicable law and, moreover, applies only to the extent permitted by applicable law. In the Second Circuit and other jurisdictions, a third party release under a plan of reorganization is appropriate where the third parties to whom such release applies affirmatively consent to such release. Courts have held that consent is present when a party votes to accept a plan. Likewise, courts also have held that consent to a release exists when a party has the opportunity to object, but chooses not to do so. The Debtors are not aware of any objection to the Third Party Release. Accordingly, the Debtors believe that the Plan’s provision for the Third Party Release is appropriate.
II. RISKS ASSOCIATED WITH DISBURSING AGENT.
     This Disclosure Statement Supplement hereby supplements section B (“Certain Bankruptcy Law Considerations”) of Article IX (“Plan Related Risk Factors and Alternatives to Confirming and Consummating the Plan”) of the Disclosure Statement with the following language:

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9. Risks Associated with Distribution Agent.
Article 6 of the Plan sets forth provisions governing distributions under the Plan, including certain rights and powers of the Entity or Entities chosen by the Reorganized Debtors to make or facilitate distributions under the Plan (the “Distribution Agent”). In particular, Article VI.B provides that the Distribution Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.
The Debtors expect the Distribution Agent to be the Depository Trust Company in connection with the Indenture Trustee or another well regarded and experienced stock and securities transfer agent, and, therefore, the Debtors do not believe that there is any material risk that the Distribution Agent does not perform its duties. As such, the Debtors believe that no bond or surety or other security is necessary. Nonetheless, the Distribution Agent likely will be a third party unrelated to the Debtors or the Reorganized Debtors, and, therefore, the Debtors cannot control the Distribution Agent and cannot fully ensure that the Distribution Agent satisfactorily complies with its duties in connection with distributions under the Plan.
CONCLUSION AND RECOMMENDATION
     For the reasons set forth in the Disclosure Statement and this Disclosure Statement Supplement, the Debtors believe the Plan is in the best interests of all creditors and should be confirmed by the Court.
New York, New York
Dated: January 21, 2011

InSight Health Services Holdings Corp.
(for itself and all other Debtors)

By: Name:	/s/ Keith S. Kelson Keith S. Kelson
Title:	Executive Vice President and
Chief Financial Officer

Prepared By:
James H.M. Sprayregen, P.C.	Ryan Blaine Bennett (admitted pro hac vice)
Edward O. Sassower	Paul Wierbicki (admitted pro hac vice)
KIRKLAND & ELLIS LLP	KIRKLAND & ELLIS LLP
601 Lexington Avenue	300 North LaSalle Street
New York, New York 10022	Chicago, Illinois 60654
Telephone: (212) 446-4800	Telephone: (312) 862-2000
Facsimile: (212) 446-4900	Facsimile: (312) 862-2200
Counsel to the Debtors and Debtors in Possession

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